Exhibit 10.2

BIORA THERAPEUTICS, INC.

CONVERTIBLE NOTES PURCHASE AGREEMENT

March 8, 2024

The undersigned (the “Undersigned”), with respect to its accounts set forth on Exhibit A hereto (“Accounts”) (each Account, as well as the Undersigned if it is acquiring Purchaser New Notes hereunder, a “Purchaser”), enters into this Purchase Agreement (this “Agreement”) with Biora Therapeutics, Inc. (the “Company”) as of the date first written above, whereby the Purchaser will purchase the Company’s new 11.00%/13.00% Convertible Senior Secured Notes 2028 (the “New Notes”) that will be issued pursuant to the provisions of an indenture dated as of December 19, 2023 (the “Indenture”) attached hereto as Exhibit B between the Company, the guarantors party thereto and GLAS Trust Company LLC, as Trustee (the “Trustee”) and Collateral Agent (the “Collateral Agent”), as amended by the supplemental indenture to be dated as of the Closing Date (as defined below) between the Company, the guarantors party thereto and the Trustee in the form attached hereto as Exhibit C (the “New Notes Supplemental Indenture” and, together with the Old Notes Supplemental Indenture (as defined below), the “Supplemental Indentures”), and secured pursuant to the terms of the security agreement attached hereto as Exhibit D dated as of December 19, 2023 (the “Security Agreement”).

On and subject to the terms hereof, the parties hereto agree as follows:

ARTICLE I

PURCHASE OF NOTES

Section 1.1 Purchase and Sale. Upon and subject to the terms set forth in this Agreement, at the Closing, (a) the Purchaser shall deliver or cause to be delivered to the Company an amount in cash, in immediately available funds, as set forth under the heading “Purchase Price” on Exhibit A hereto and (b) upon receipt of the Purchase Price, the Company hereby agrees to issue to the Purchaser the principal amount of New Notes specified on Exhibit A under the heading “Purchaser New Notes.” The aggregate principal amount of New Notes issued to the Purchaser as set forth on Exhibit A shall be herein referred to as the “Purchaser New Notes.” The New Notes will bear interest from and including December 19, 2023; provided; that the Holder shall reimburse the Company for all interest accrued on the Holder New Notes between December 19, 2023 and the Closing Date, which amount is set forth on Exhibit A. The transactions contemplated by this Agreement, including without limitation, the issuance, delivery and acceptance of the New Notes and Warrants (as defined below) and the payment of the Purchase Price to the Company, are collectively referred to herein as the “Transactions.”

Section 1.2 Warrants. Upon the Closing (as defined below), the Purchaser shall receive a warrant (“Warrant”) with a five-year term and an exercise price of $2.75 in the form attached hereto as Exhibit E, to purchase shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”). The Warrant shall be exercisable for 2,000,000 shares of Common Stock (the “Warrant Shares”). The parties acknowledge and agree that (i) the amount of consideration paid under and in connection with this Agreement by the Purchaser in exchange for the Warrant is de minimis (and the amount of such consideration fairly reflects the fair market value of the Warrant) and (ii) there will be no “original issue discount” on the New Notes, as determined pursuant to Sections 1271-1275 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder, by reason of the Purchaser’s acquisition of the Warrant.

Section 1.3 Closing. Subject to the satisfaction or valid waiver of all closing conditions set forth in Article IV hereto, the closing of the Transactions (the “Closing”) shall occur on or before 9:00 a.m. (New York City time) on or before March 12, 2024, or such other date as the parties may mutually agree (the “Closing Date”). At the Closing, (a) the Purchaser shall deliver or cause to be delivered to the Company the Purchase Price as specified on Exhibit A hereto and (b) the Company shall deliver to the Purchaser the aggregate principal amount of Purchaser New Notes and the Warrant, each as specified on Exhibit A hereto, free and clear of any Liens created by the Company. Concurrently with the Transactions, the Company is entering into an exchange agreement with Purchaser and completing an exchange relating to the Company’s outstanding 7.25% Convertible Senior Notes due 2025 (the “Outstanding Notes”) (the “Other Transactions”). At the Closing, (A) the Purchaser shall deliver the Purchase Price via wire transfer to the account designated by the Company, (B) the Company shall deliver to the Purchaser the Purchaser New Notes specified on Exhibit A hereto in global form through the Depository Trust Company (“DTC”) or, if required pursuant to the Indenture, by physical certificate and (C) the Company shall deliver to the Purchaser the executed Warrant.

ARTICLE II

COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby covenants as follows, and makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and at the Closing, to the Company, and all such covenants, representations and warranties shall survive the Closing.

Section 2.1 Power and Authorization. The Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Transactions. If the Undersigned is executing this Agreement on behalf of Accounts, (a) the Undersigned has all requisite discretionary and contractual authority to enter into this Agreement on behalf of, and bind, each Account listed as a Purchaser on Exhibit A, and (b) Exhibit A hereto includes the true, correct and complete name and address of the Purchaser.

Section 2.2 Valid and Enforceable Agreement; No Violations. This Agreement has been duly executed and delivered by the Undersigned and constitutes a legal, valid and binding obligation of the Undersigned and the Purchaser, enforceable against the Undersigned and the Purchaser in accordance with its terms, except as such enforcement may be subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, or (b) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity (the “Enforceability Exceptions”). Upon execution and delivery, each other Transaction Document (as defined below) to which it is a party will constitute a legal, valid and binding obligation of the Undersigned and the Purchaser, enforceable against the Undersigned and the Purchaser in accordance with their terms, except as such enforcement may be subject to the Enforceability Exceptions. The execution and delivery of this Agreement and each other Transaction Document to which it is a party and the consummation of the Transactions will not violate, conflict with or result in a breach of or default under (i) the Undersigned’s or the Purchaser’s organizational documents (or any similar documents governing each Account), (ii) any agreement or instrument to which the Undersigned or the Purchaser is a party or by which the Undersigned or the Purchaser or any of their respective assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Undersigned or the Purchaser, except in the case of clauses (ii) or (iii), where such violations, conflicts, breaches or defaults would not affect the Undersigned’s or the Purchaser’s ability to consummate the Transactions in any material respect.

Section 2.3 Institutional Accredited Investor or Qualified Institutional Buyer. The Purchaser is either: (a) an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”) or (b) a “qualified institutional buyer” within the meaning of Rule 144A promulgated under the Securities Act.

Section 2.4 No Affiliates. The Purchaser is not, and has not been at any time during the consecutive three-month period preceding the date hereof, a director, officer or “affiliate” within the meaning of Rule 144 promulgated under the Securities Act (an “Affiliate”) of the Company.

Section 2.5 No Prohibited Transactions. The Undersigned and the Purchaser have not, directly or indirectly, and no person acting on behalf of or pursuant to any understanding with it has, disclosed to a third party (other than (i) its advisors or as required by Applicable Law (as defined below) or (ii) with the Company’s prior approval or consent) any information regarding the Transactions, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving any of the Company’s securities) since the time that the Undersigned was first contacted by either the Company or any other person acting on the Company’s behalf regarding the Transactions, this Agreement or an investment in the New Notes, and the Undersigned and the Purchaser shall not engage in any such activities until the Disclosure Time (as defined below). “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including, without limitation, on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers. Solely for purposes of this Section 2.5, subject to the Undersigned’s and the Purchaser’s compliance with their respective obligations under the U.S. federal securities laws and the Undersigned’s and the Purchaser’s respective internal policies, (a) “Undersigned” and “Purchaser” shall not be deemed to include any employees, subsidiaries, desks, groups or Affiliates of the Undersigned or the Purchaser that are effectively walled off by appropriate “fire wall” information barriers approved by the Undersigned’s or the Purchaser’s respective legal or compliance department (and thus such walled off parties have not been privy to any information concerning the Transactions), and (b) the foregoing representations and covenants of this Section 2.5 shall not apply to any transaction by or on behalf of an Account that was effected without the advice or participation of, or such Account’s receipt of information regarding the Transactions provided by, the Undersigned or the Purchaser.

Section 2.6 Adequate Information; No Reliance. The Purchaser acknowledges and agrees that (a) the Purchaser has been furnished with all materials it considers relevant to making an investment decision to enter into the Transactions and has had the opportunity to review the Company’s filings and submissions with the Securities and Exchange Commission (the “SEC”), including, without limitation, all information filed or furnished pursuant to the Exchange Act (collectively, the “Public Filings”), and (b) the Purchaser has had the opportunity to ask questions of the Company concerning the Company, its business, operations, financial performance, financial condition and prospects and the terms and conditions of the Transactions, (c) the Purchaser has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the Transactions and to make an informed investment decision with respect to such Transactions, (d) the Purchaser has evaluated the tax and other consequences of the Transactions and receipt and ownership of the Purchaser New Notes and the Warrant with its tax, accounting or legal advisors, (e) the Company is not acting as a fiduciary or financial or investment advisor to the Purchaser and (f) the Purchaser is not relying, and none have relied, upon any statement, advice (whether accounting, tax, financial, legal or other), representation or warranty made by the Company or any of its Affiliates or representatives except for (i) the Public Filings and (ii) the representations and warranties made by the Company in this Agreement. Each of the Undersigned and the Purchaser is able to fend for itself in the Transactions; has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Purchaser New Notes and the Warrant; has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment; and acknowledges that investment in the Purchaser New Notes involves a high degree of risk.

Section 2.7 Acknowledgements. The Undersigned acknowledges and agrees on behalf of itself and the Purchaser that there is no assurance that a public market will exist or continue to exist for the New Notes. The Purchaser (a) acknowledges that neither the issuance of the New Notes or the Warrant pursuant to the Transactions nor the issuance of any shares of Common Stock upon conversion of or payment of interest on any of the New Notes (the “Conversion Shares”) or the exercise of the Warrant) has been registered or qualified under the Securities Act or any state securities laws, and the New Notes, the Warrant and any Conversion Shares or Warrant Shares are being offered and sold in reliance upon exemptions provided in the Securities Act and state securities laws for transactions not involving any public offering and, therefore, cannot be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless they are subsequently registered and qualified under the Securities Act and applicable state laws or unless an exemption from such registration and qualification is available, and (b) is purchasing the New Notes, Warrant and any Conversion Shares and Warrant Shares for investment purposes only for its own account and not with any view toward a distribution thereof or with any intention of selling, distributing or otherwise disposing of the New Notes, the Warrant or any Conversion Shares or Warrant Shares in a manner that would violate the registration requirements of the Securities Act. The Purchaser acknowledges that the New Notes, the Warrant and any Conversion Shares and Warrant Shares will bear a legend to the effect that the Purchaser may not transfer any New Notes, Warrant or such Conversion Shares or Warrant Shares except (i) to a “qualified institutional buyer” within the meaning of and in accordance with Rule 144A, (ii) under any other available exemption from the registration requirements of the Securities Act, (iii) pursuant to a registration statement that has become effective under the Securities Act or (iv) as otherwise specified in such legend.

Section 2.8 Taxpayer Information. The Purchaser will deliver to the Company a complete and accurate IRS Form W-9 or IRS Form W-8BEN, W-8BEN E or W-8ECI, as appropriate.

Section 2.9 Further Action. Each of the Undersigned and the Purchaser agrees that it will, upon request, execute and deliver any additional documents deemed by the Company, the Trustee or the Company’s transfer agent to be reasonably necessary to complete the Transactions.

ARTICLE III

COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby covenants as follows, and makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and at the Closing, to the Purchasers, and all such covenants, representations and warranties shall survive the Closing.

Section 3.1 Power and Authorization. The Company has been duly incorporated and is validly existing and in good standing under the laws of its state of incorporation, and has the power, authority and capacity to execute and deliver this Agreement and the other Transaction Documents, to perform its obligations hereunder and thereunder, and to consummate the Transactions and the Other Transactions. No consent, approval, order or authorization of, or registration, declaration or filing with any governmental entity or third party is required in connection with the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents and the consummation by the Company of the transactions contemplated by the Transaction Documents, except as may be required under any state or federal securities laws.

Section 3.2 Valid and Enforceable Agreements; No Violations. This Agreement, the Indenture and the Security Agreement have been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, except as such enforcement may be subject to the Enforceability Exceptions. Upon execution and delivery, the New Notes, the Warrant, the Registration Rights Agreement, and the Supplemental Indentures (this Agreement, together with the New Notes, the Warrant, the Registration Rights Agreement, and the Supplemental Indentures, collectively, the “Transaction Documents”) will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement may be subject to the Enforceability Exceptions. The execution and delivery of the Transaction Documents and consummation of the transactions contemplated thereby will not violate, conflict with or result in a breach of or default under (a) the charter, bylaws or other organizational documents of the Company, (b) any agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound, or (c) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Company, except in the case of clauses (b) or (c), where such violations, conflicts, breaches or defaults would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the financial position, business or results of operations of the Company and its subsidiaries, taken as a whole or affect the Company’s ability to consummate the Transactions in any material respect.

Section 3.3 Validity of Purchaser New Notes and Warrants. The issuance of the Purchaser New Notes and Warrant has been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture (in the case of the Purchaser New Notes) and delivered to the Purchaser pursuant to the Transactions against delivery of the Purchase Price therefor in accordance with the terms of this Agreement, the Purchaser New Notes and the Warrant will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as such enforcement may be subject to the Enforceability Exceptions, and the Purchaser New Notes and the Warrant will not be subject to any preemptive, participation, rights of first refusal or other similar rights. Assuming the accuracy of the Purchaser’s representations and warranties hereunder, the Purchaser New Notes and the Warrant (a) will be issued in transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act and will bear a restricted legend as contemplated by Section 2.7 above, and (b) will be issued in compliance with all applicable state and federal laws.

Section 3.4 Validity of Conversion Shares and Warrant Shares. The maximum number of Conversion Shares issuable upon conversion of or payment of interest on the New Notes and the maximum number of Warrant Shares issuable upon exercise of the Warrant have been duly authorized and reserved by the Company for issuance upon conversion of or payment of interest on the Purchaser New Notes or exercise of the Warrant, as applicable, and, when issued upon conversion of or payment of interest on the Purchaser New Notes in accordance with the terms of the Purchaser New Notes and the Indenture or upon exercise of the Warrant in accordance with the terms of the Warrant, as applicable, will be validly issued, fully paid and non-assessable, and the issuance of any such Conversion Shares or Warrant Shares will not be subject to any preemptive, participation, rights of first refusal or other similar rights. Upon delivery of the Conversion Shares or the Warrant Shares in connection with a conversion of or payment of interest on the Purchaser New Notes or exercise of the Warrant, as applicable, such Conversion Shares and Warrant Shares shall be free and clear of all Liens created by the Company.

Section 3.5 Listing. At the Closing, the Conversion Shares and the Warrant Shares shall be approved for listing on The Nasdaq Global Market (the “Nasdaq”). At the Closing, the Common Stock is listed on the Nasdaq, and the Company has taken no action designed to, or likely to have the effect of, delisting the Common Stock from the Nasdaq nor, except as disclosed to the Undersigned, has the Company received any notification that the Nasdaq is contemplating terminating such listing.

Section 3.6 Disclosure. On or before 9:00 a.m. (New York City time) on the first business day following the date of this Agreement (the “Disclosure Time”), the Company shall file with the SEC a Current Report on Form 8-K disclosing the material terms of the Transactions and the Other Transactions (the “8-K Filing”). From and after the filing of the 8-K Filing, the Company represents to the Purchaser that the Purchaser shall not be in possession of any material, nonpublic information provided by the Company or any of its officers, directors, employees or agents, that is not disclosed in the 8-K Filing. In addition, effective upon the earlier of (i) the filing of such 8-K Filing and (ii) the Disclosure Time, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company or any of its officers, directors, employees or agents, on the one hand, and the Purchaser or any of its Affiliates, on the other hand, shall terminate and be of no further force or effect. The Company understands and confirms that the Purchaser and its Affiliates will rely on the foregoing representations in effecting transactions in securities of the Company. Without the prior written consent of the Purchaser, the Company shall not disclose the name of the Purchaser in any filing or announcement, unless such disclosure is in accordance with Section 6.5 below.

Section 3.7 No Litigation. There is no action, lawsuit, arbitration, claim or proceeding pending or, to the knowledge of the Company, threatened, against the Company that relates to or that would reasonably be expected to impede the consummation of the Transaction contemplated hereby.

Section 3.8 SEC Filings; Disclosure. The Company has filed with the SEC all reports, schedules and statements required to be filed by it under the Exchange Act on a timely basis for the most recent twelve-month period. As of their respective filing dates, the Public Filings filed since January 1, 2023 complied in all material respects with applicable accounting requirements and the requirements of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder applicable to such Public Filings, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), fairly present (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments) in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended, and none of such Public Filings, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Other than the Transactions and the Other Transactions, as of the date hereof, no material event or circumstance has occurred which would be required to be publicly disclosed or announced pursuant to the provisions of the SEC’s Form 8-K which has not been so publicly announced or disclosed on Form 8-K.

Section 3.9 [Reserved].

Section 3.10 Certain Approvals. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including without limitation any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s constituent documents or the laws of the State of Delaware that are or could become applicable to the Purchaser as a result of the Purchaser or the Company fulfilling its obligations or exercising its rights under the Transaction Documents, including without limitation, as a result of the Company’s issuance of the Purchaser New Notes, Warrant, Conversion Shares or Warrant Shares. In light of Section 2(e) of the Warrant and Section 2.21 of the Indenture, there are no change of control, severance, bonus or similar payments due and payable by the Company as a result of the Company fulfilling its obligations or exercise its rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Holder New Notes, the Conversion Shares or the Warrant Shares, as the case may be.

Section 3.11 Further Action. The Company agrees that (i) it will cancel all Outstanding Notes acquired in connection with the Transactions and the Other Transactions and (ii) it will, upon request, execute and deliver any additional documents deemed by the Undersigned or the Purchaser, the Trustee or the Company’s transfer agent to be reasonably necessary or desirable to complete the Transactions.

Section 3.12 Solvency. After giving effect to the Transactions, (a) the fair saleable value of the Company’s consolidated assets exceeds the fair value of the Company’s liabilities, (b) the Company will not be left with unreasonably small capital and (c) the Company will be able to pay its debts (including trade debts) as they become due (whether at maturity or otherwise) (without taking into account any forbearance or extensions related thereto).

Section 3.13 No Material Adverse Effect. Since September 30, 2023, except as disclosed in the Public Filings, the Company and its subsidiaries, considered as a single enterprise, have conducted their business in the ordinary course, and (a) there has been no material adverse change, or any development that could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the legality, validity or enforceability of this Agreement or the ability of the Company to perform its obligations hereunder or under the Transactions or the Other Transactions on a full and timely basis or on the financial condition, business, assets or results of operations of the Company and its subsidiaries, considered as a single enterprise (collectively, a “Material Adverse Effect”); and (b) except as otherwise disclosed in the Public Filings, neither the Company nor any of its subsidiaries has incurred any liability or obligation or entered into any transaction or agreement that, individually or in the aggregate, is material with respect to the Company and its subsidiaries, taken as a whole, and none of the Company nor any of its subsidiaries has sustained any loss or interference with its business or operations from fire, explosion, flood, earthquake or other natural disaster or calamity, regardless of whether covered by insurance, or from any labor dispute or disturbance or court or governmental action, order or decree, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 3.14 Investment Company Act. The Company is not and, after giving effect to the Transactions and the Other Transactions, will not be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

Section 3.15 Brokers. No broker, finder or intermediary is entitled to a fee or commission from the Purchaser in connection with the Transactions.

Section 3.16 New Class. The Purchaser New Notes, when issued, will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system, within the meaning of Rule 144A(d)(3)(i) under the Securities Act.

Section 3.17 Subsidiaries. The Company does not own, directly or indirectly, any subsidiaries, other than Biora Therapeutics UK Limited, which the Company is in the process of dissolving.

Section 3.18 Collateral. The representations and warranties of the Company included in Article IV of the Security Agreement are deemed to be incorporated herein and part hereof.

ARTICLE IV

CLOSING CONDITIONS & NOTIFICATION

Section 4.1 Conditions to Obligations of the Undersigned, the Purchaser and the Company. The obligations of the Undersigned to cause the Purchaser to deliver the Purchase Price and of the Company to deliver the New Notes and the Warrant are subject to the satisfaction at or prior to the Closing of the following conditions:

(a)

no governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and precludes, enjoins or otherwise prohibits the consummation of the Transactions, the Other Transactions or the transactions contemplated by the Transaction Documents, and no statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) shall have been enacted, entered, promulgated or enforced by any governmental authority that prohibits or makes illegal this Agreement, the Transaction Documents or the transactions contemplated hereby or thereby, or the Other Transactions;

(b)

there shall be no action, lawsuit, arbitration, claim or proceeding pending that enjoins the consummation of this Agreement, the Transaction Documents or the transactions contemplated hereby or thereby, or the Other Transactions;

(c)

solely with regard to the obligations of the Undersigned to cause the Purchaser to deliver the Purchase Price, (i) the representations and warranties of the Company contained in Article III shall be true and correct as of the Closing in all material respects (except for those representations and warranties that are qualified by materiality or material adverse effect, which shall be true and correct in all respects) with the same effect as though such representations and warranties had been made as of the Closing, and unless notice is given pursuant to Section 4.2 below, each of the representations and warranties contained therein shall be deemed to have been reaffirmed and confirmed as of the Closing Date and (ii) the Company shall have complied, in all material respects, with all covenants and other agreements in this Agreement required to be performed by the Company at or prior to Closing;

(d)

solely with regard to the obligation of the Company to deliver the New Notes and the Warrant, (i) the representations and warranties of the Purchaser contained in Article II shall be true and correct as of the Closing in all material respects (except for those representations and warranties that are qualified by materiality or material adverse effect, which shall be true and correct in all respects) with the same effect as though such representations and warranties had been made as of the Closing, and unless notice is given pursuant to Section 4.2 below, each of the representations and warranties contained therein shall be deemed to have been reaffirmed and confirmed as of the Closing Date and (ii) the Purchaser shall have complied, in all material respects, with all covenants and other agreements in this Agreement required to be performed by them at or prior to Closing;

(e)	the Company and the Trustee shall have entered into the New Notes Supplemental Indenture;

(f)	the Company and the Undersigned shall have entered into a registration rights agreement (the “Registration Rights Agreement”) in substantially the form of Exhibit F;

(g)

solely with regard to the obligations of the Undersigned to cause the Purchaser to deliver the Purchase Price, except as otherwise provided for in the Security Documents (as defined in the Indenture), the Indenture or the other documents entered into in connection with the Transactions, on the Closing Date, the Security Documents and other certificates, agreements or instruments necessary to create a valid security interest in favor of the Collateral Agent, for its benefit and the benefit of the Trustee and the holders of the New Notes, in all of the Collateral described in the Security Agreement, together with, subject to the requirements of the Security Documents, stock certificates and promissory notes required to be delivered pursuant to the Security Documents, in each case accompanied by instruments of transfer and stock powers undated and endorsed in blank, Uniform Commercial Code financing statements in appropriate form for filing, filings with the United States Patent and Trademark Office and United States Copyright Office in appropriate form for filing where applicable and each such document, instrument or filing shall, unless expressly not required by the Indenture, the Security Documents or applicable law, be in full force and effect;

(h)	the Company and the Trustee shall have entered into a supplemental indenture to the indenture for the Outstanding Notes (the “Old Notes Supplemental Indenture”) in substantially the form of Exhibit G;

(i)

the Other Transactions shall be consummated concurrently with the Closing of the Transactions in accordance with the terms of the documents related thereto in the form entered into on the date hereof, and no amendments, modifications or waivers of any documentation relating to the Other Transactions shall have been made since the executed versions of such documentation provided to the Undersigned concurrently with the execution of this Agreement;

(j)

solely with regard to the obligations of the Undersigned to cause the Purchaser to deliver the Purchase Price, the Company shall have delivered to the Purchaser (i) an opinion of Gibson, Dunn & Crutcher, counsel to the Company, addressed to the Purchaser, in form and substance reasonably acceptable to the Purchaser, and (ii) such other customary documentation as the Purchaser shall reasonably request;

(k)

solely with regard to the obligations of the Undersigned to cause the Purchaser to deliver the Purchase Price, the Company shall have furnished or caused to be furnished to the Undersigned, dated as of the Closing Date, a certificate of the Chief Executive Officer or Chief Financial Officer of the Company, or other officer satisfactory to the Undersigned, stating that (i) the representations and warranties of the Company set forth in Article II of this Agreement are true and correct with the same force and effect as though expressly made on and as of such date; (iii) the Company has complied with all the agreements and covenants hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such date; and

(l)	the Purchaser New Notes shall be eligible for clearance and settlement through DTC under a 144A CUSIP.

Section 4.2 Notification. The Undersigned hereby covenants and agrees to promptly notify the Company upon the occurrence of any event prior to the Closing that would cause any representation, warranty, or covenant contained in Article II to be false or incorrect in any material respect (or, with respect to those representations and warranties that are qualified by materiality or material adverse effect, in any respects). The Company hereby covenants and agrees to notify the Undersigned and the Purchaser upon the occurrence of any event prior to the Closing that would cause any representation, warranty, or covenant contained in Article III to be false or incorrect in any material respect (or, with respect to those representations and warranties that are qualified by materiality or material adverse effect, in any respects).

ARTICLE V

INDEMNIFICATION

Section 5.1 Indemnification. The Company agrees to indemnify the Purchaser and its Affiliates, and their respective equityholders, directors, officers, employees, agents, members, partners, managers, advisors (and any other persons with a functionally equivalent role notwithstanding a lack of such title or any other title) and each person, if any, who controls the Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Indemnified Party” and, collectively, the “Indemnified Parties”) from and against any losses, claims, damages, costs, expenses or liabilities, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, claims, damages or liabilities of any kind or nature whatsoever (including the documented fees and disbursements of counsel and all other documented expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them) (collectively, “Losses”), as a result of, relating to, arising out of, or resulting from any Third-Party Claim (as defined herein) asserted against such Indemnified Party arising from or in any way related to, or as a result of any action taken or purported to have been taken by any person in connection with the consummation of, the transactions contemplated by this Agreement or any of the other Transaction Documents.

Section 5.2 Indemnification Procedures. Promptly after any Indemnified Party has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third person (other than the Company and its Affiliates, but including any derivative action, suit or proceeding) (each a “Third-Party Claim”), which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the Company prompt written notice of such Third-Party Claim or the commencement of such action, suit or proceeding, but failure to so notify the Company will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Company is prejudiced by such failure, and then only to the extent of such prejudice. Such notice shall state the nature and the basis of such Third-Party Claim to the extent then known. The Company shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Company pursues the same diligently and in good faith. After the Company has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Company diligently pursues such defense, the Company shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if the Company has failed after a reasonable period of time to assume the defense or employ counsel reasonably acceptable to the Indemnified Party, or if the Indemnified Party has, in the reasonable opinion of counsel, a material conflict on any material issue between the position of such Indemnified Party and any other party being represented by such counsel selected by the Company, then the Indemnified Party shall have the right to select its own counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the documented expenses and fees of one such counsel (in addition to any necessary local counsel) and other documented expenses related to such participation to be reimbursed by the Company as incurred. Notwithstanding any other provision of this Agreement, (x) the Company shall not settle any Third-Party Claim under which indemnification may be sought hereunder without the consent of the applicable Indemnified Parties unless the settlement thereof imposes no liability or obligation on, and includes a complete, unconditional and irrevocable release from liability of, and does not include any statement or admission of fault, culpability, wrongdoing or malfeasance by, the Indemnified Party and (y) the Company shall not be liable for any settlement entered into by an Indemnified Party without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed).

If the indemnification provided in the preceding paragraph is insufficient, not permitted by applicable law or is judicially determined to be unavailable, then in lieu of indemnifying such Indemnified Party hereunder, the Company shall contribute to the amount paid or payable by such Indemnified Party as a result of any applicable losses and expenses.

Section 5.3 Limitation on Liability. Notwithstanding anything to the contrary in this Agreement, none of the Company nor its Affiliates shall be required to indemnify or hold harmless any Indemnified Party to the extent of any Losses that are finally determined by a court of competent jurisdiction to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnified Party, or from a claim solely among the Indemnified Parties. To the extent that the Company or its Affiliates have provided indemnification pursuant to this Article V prior to any such determination by a court of competent jurisdiction, each Indemnified Party so determined to have suffered such non-indemnifiable Losses shall promptly refund to the Company, by wire transfer of immediately available funds, any amounts so advanced by the Company or its Affiliates.

Section 5.4 Release. In consideration for the agreements and covenants set forth in this Agreement, the Company, on behalf of itself and each of its Affiliates, knowingly, voluntarily and unconditionally releases and forever discharges from and for, and covenants not to sue, each Indemnified Party for any and all actions or inactions arising out of, relating to, or resulting from the Transactions that the Company has or may have, now or in the future; provided, however, that this Section 5.4 will not apply to any claims against any Holder with respect to a breach of this Agreement or any other Transaction Document or any rights of the Company under this Agreement or any other Transaction Document.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Entire Agreement. This Agreement and any documents and agreements executed in connection with the Transactions embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or Affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.

Section 6.2 Construction. References in the singular shall include the plural, and vice versa, unless the context otherwise requires. References in the masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires. Headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meanings of the provisions hereof. Neither party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all language in all parts of this Agreement shall be construed in accordance with its fair meaning, and not strictly for or against either party.

Section 6.3 Governing Law; Waiver of Jury Trial. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of New York, without reference to its choice of law rules. Each of the Company and the Undersigned, on behalf of itself and on behalf of the Purchaser, irrevocably waives any and all right to trial by jury with respect to any legal proceeding arising out of the Transactions contemplated by this Agreement.

Section 6.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereon delivered by facsimile or any standard form of telecommunication or e-mail shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

Section 6.5 Use of Purchaser Names. Neither the Company nor any of its Affiliates and subsidiaries (if any) (collectively, the “Company Group”) shall identify, or permit any of its employees, agents or representatives to identify, the Undersigned or the Purchaser (whether in connection with the Company or in the Undersigned or the Purchaser’s capacity as an investor in the Company) in any written or oral public communications or issue any press release or other disclosure of the Undersigned’s or the Purchaser’s name or the name of any of its Affiliates, or any derivative of any of the foregoing names (collectively, the “Purchaser Names”), in each case except (i) as authorized in writing in advance by the Purchaser in each such instance (electronic mail to suffice) or (ii) as required by applicable law, legal process or regulatory request (“Applicable Law”); provided, that such disclosing member of the Company Group as soon as practicable notifies the Purchaser of such requirement (except where prohibited by Applicable Law ) so that the Purchaser (or its applicable Affiliate) may seek a protective order or other appropriate remedy prior to such disclosure. Notwithstanding the foregoing, the Company may make disclosures to an auditor or governmental or regulatory authority pursuant to any routine investigation, inspection, examination or inquiry without providing the Purchaser with any notification thereof, unless the Purchaser is the subject of any such investigation, inspection, examination or inquiry (in which case the preceding sentence shall govern).

Section 6.6 Expenses. The Company shall reimburse the Purchaser for all reasonable and documented fees and out-of-pocket expenses incurred in connection with the Transactions promptly and, to the extent such documented fees and expenses are invoiced to the Company at least one business day prior to Closing, on the Closing Date.

Section 6.7 Severability. The invalidity or unenforceability of any provision hereof will in no way affect the validity or enforceability of any other provision or the validity and enforceability of this Agreement.

Section 6.8 Assignment; Binding Effect. The Purchaser shall not convey, assign or otherwise transfer any of its rights or obligations under this Agreement without the express written consent of the Company, except to an affiliate of the Purchaser who assumes its obligations hereunder pursuant to a joinder or similar agreement reasonably acceptable to the Company, and the Company shall not convey, assign or otherwise transfer any of its rights and obligations under this Agreement without the express written consent of the Purchaser. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 6.9 Waiver; Remedies. No delay on the part of the Purchaser or the Company in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of the Purchaser or the Company of any right, power or privilege under this Agreement operate as a waiver of any other right, power or privilege of such party under this Agreement, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege under this Agreement. All waivers under this Agreement shall be in writing and signed by the party against whom such waiver is to be enforced.

Section 6.10 Amendment. This Agreement may be modified or amended only by written agreement of each of the parties to this Agreement.

Section 6.11 Survival. The provisions of Article II, Article III, Section 4.2, Article V and Article VI shall survive the Closing.

Section 6.12 Notice. Any notice or communications hereunder shall be in writing and will be deemed to have been given if delivered in person or by electronic transmission or by registered or certified first-class mail or courier service to the following addresses, or such other addresses as may be furnished hereafter by notice in writing:

if to the Company:

4330 La Jolla Village Drive

Suite 200

San Diego, CA 92122

Email: clarke.neumann@bioratherapeutics.com

With a copy to: legaldeptcontractnotices@bioratherapeutics.com if to the Purchaser, as set forth on Exhibit A hereto.

Section 6.13 Termination. The Company may terminate this Agreement if there has occurred any breach or withdrawal by the Undersigned or the Purchaser of any covenant, representation or warranty set forth in Article II. The Undersigned or the Purchaser may terminate this Agreement if (i) there has occurred any breach or withdrawal by the Company of any covenant, representation or warranty set forth in Article III or (ii) the Closing has not occurred by 5:00 p.m. (New York City time) on the tenth (10th) business day following the date hereof.

Section 6.14. Other Transactions. Nothing contained herein or in any other Transaction Document or other document related to the Other Transactions, and no action taken by the Purchaser pursuant hereto or thereto or by any other party pursuant to such other documents, shall be deemed to constitute the Purchaser and any other party under such other documents as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that such entities are in any way acting in concert or as a group with respect to their obligations hereunder or thereunder or with respect to the transactions contemplated hereby or thereby.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

BIORA THERAPEUTICS, INC.

By:
Name:
Title:

SIGNATURE PAGE TO

CONVERTIBLE NOTES PURCHASE AGREEMENT

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

“UNDERSIGNED”:

(in its capacities described in the first paragraph hereof)

By:
Name:
Title:

SIGNATURE PAGE TO

CONVERTIBLE NOTES PURCHASE AGREEMENT

EXHIBIT A

Purchaser

Purchaser Name and Address*	Purchase Price	Purchaser New Notes (principal amount of New Notes to be issued)	Warrant Shares underlying Commitment Warrant	Reimbursed Interest on Purchaser New Notes**

*	Address to be provided no later than the date of settlement
**	Assumes Closing Date of March 12, 2024. To be adjusted to reflect accrued and unpaid interest to, but excluding, the actual Closing Date.

EXHIBIT B

Indenture

EXHIBIT C

Form of New Notes Supplemental Indenture

EXHIBIT D

Security Agreement

EXHIBIT E

Form of Warrant

EXHIBIT F

Form of Registration Rights Agreement

EXHIBIT G

Form of Old Notes Supplemental Indenture